Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-133765, 333-172810, 333-172811, 333-179942, 333-194151, 333-210127, 333-219991, 333-223858, 333-230545, 333-237442, 333-260123, and 333-275246 on Form S-8 of our report dated December 10, 2021, relating to the consolidated financial statements of Mitek Systems, Inc. for the year ended September 30, 2021, included in this Annual Report on Form 10-K for the year ended September 30, 2023.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
March 19, 2024